UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2010

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana		70508
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (337) 237-1960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 18, 2010, Home Bancorp, Inc. (the “Company,” “we,” or “us”) filed a Current Report on Form 8-K to report that its wholly-owned subsidiary, Home Bank (the “Bank”), had entered into a definitive agreement with the Federal Deposit Insurance Corporation (the “FDIC”) on March 12, 2010, pursuant to which the Bank assumed the deposits and other liabilities and acquired certain assets of Statewide Bank, a Louisiana chartered bank headquartered in Covington, Louisiana (“Statewide”). In that filing, the Company indicated that it would amend the Form 8-K at a later date to provide financial information required by Item 9.01 of Form 8-K. This amendment is being filed to update the disclosures in Item 2.01 and to provide the financial information required by Item 9.01. In accordance with the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), and a request for relief submitted to the Securities and Exchange Commission in accordance therewith, the Company has omitted certain financial information of Statewide required by Rule 3-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the Statewide acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective March 12, 2010, Home Bank assumed the deposits and other liabilities and acquired certain assets of Statewide from the FDIC as receiver for Statewide, pursuant to the terms of a purchase and assumption agreement entered into by Home Bank and the FDIC on March 12, 2010 (the “Agreement”). On March 13, 2010, the six former Statewide branch offices, located in the Northshore (of Lake Pontchartrain) region of Louisiana, opened as branches of Home Bank.

Under the terms of the Agreement, the Bank acquired certain assets of Statewide, including loans, and assumed certain liabilities, including insured and uninsured deposits. Based on the closing with the FDIC as of March 12, 2010, the Bank (a) acquired $157.0 million in loans, $25.0 million in investment securities, $11.6 million in cash and cash equivalents and $5.6 million in other assets; and (b) assumed $205.9 million in deposits, $16.5 million in borrowings, and $161,000 in other liabilities. The foregoing amounts are estimates and are subject to adjustment, based upon final settlement with the FDIC.

The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to liabilities of Statewide not assumed by Home Bank and certain other types of claims listed in the Agreement.

As part of the Statewide acquisition, the Bank and the FDIC entered into loss sharing agreements with regard to Statewide’s loans (“Covered Loans”) and repossessed assets (collectively referred to as “Covered Assets”). The Bank will share in the losses on Covered Assets with the FDIC as specified in the loss sharing agreements. Pursuant to the terms of the loss sharing agreements, the FDIC is expected to reimburse the Bank for 80% of losses up to $41.0 million with respect to the Covered Assets. The FDIC is expected to reimburse the Bank for 95% of losses in excess of $41.0 million with respect to the Covered Assets. Furthermore, the Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid the Bank 95% reimbursement under the loss sharing agreements.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which, including the loss sharing agreements, was previously filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

DISCUSSION

As set forth in Item 2.01 above, on March 12, 2010, the Bank acquired certain assets and assumed certain liabilities of Statewide pursuant to the Agreement. Among the significant elements of the Agreement are the loss sharing agreements between the Bank and the FDIC. Under the terms of the loss sharing agreements, which cover the loans and repossessed assets acquired from Statewide, the FDIC is expected to reimburse Home Bank for 80% of losses of up to $41.0 million with respect to these Covered Assets. The FDIC is expected to reimburse Home Bank for 95% of losses that exceed that amount. Home Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid Home Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid Home Bank 95% reimbursement under the loss sharing agreement.

In addition, on May 15, 2020 (the “True-Up Measurement Date”), Home Bank has agreed to pay the FDIC 50% of the excess, if any, of (i) 20% of a $41.0 million stated threshold less (ii) the sum of (A) 25% of the asset premium (discount) plus (B) 25% of the Cumulative-shared Loss Payments (defined as the aggregate of all the payments made or payable to Home Bank minus the aggregate of all payments made or payable to the FDIC) plus (C) the Period Servicing Amounts for any twelve-month period prior to and ending on the True-Up Measurement Date (defined as the product of the simple average of the principal amount of Covered Loans and Covered Assets at the beginning and end of such period times 1%).

The above reimbursable losses and recoveries are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective date of the Statewide acquisition. The amount that the Bank realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the Covered Assets in future periods.

The Statewide acquisition has been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the March 12, 2010 acquisition date. Such fair values are preliminary estimates and are subject to adjustment for up to one year after the acquisition date. The application of the acquisition method of accounting resulted in goodwill of $426,000. Such goodwill represents the excess of the estimated fair value of the liabilities assumed over the estimated fair value of the assets acquired less the consideration received from the FDIC.

FINANCIAL CONDITION

The transaction resulted in significant increases in the Company’s assets and liabilities.

Investment Portfolio

We acquired $25.0 million of investment securities at estimated fair value in the Statewide acquisition. All of the investment securities acquired from Statewide consisted of U.S. agency mortgage-backed securities issued by the Government National Mortgage Association.

All of the investment securities acquired had contractual maturities greater than 10 years as of March 12, 2010. The weighted average yield of the $25.0 million of investment securities acquired was 2.59% as of March 12, 2010.

Covered Loans

The following table presents the balance of each major category of loans acquired in the Statewide acquisition at the acquisition date.

(dollars in thousands)	March 12, 2010
Real estate loans:
One- to four-family first mortgage	$36,499
Home equity loans and lines	3,307
Commercial real estate	59,375
Construction and land	34,134
Multi-family residential	3,821

Total real estate loans	137,136

Other loans:
Commercial	11,779
Consumer	8,101

Total other loans	19,880

Total Covered Loans	$157,016

Total discount resulting from acquisition date fair value adjustment	(46,601)

Net loans acquired	$110,415

We refer to the loans acquired in the Statewide acquisition as “Covered Loans” as we expect to be reimbursed by the FDIC for a substantial portion of any future losses on them under the terms of the loss sharing agreements. Covered Loans are accounted for under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans. At the March 12, 2010 acquisition date, we estimated the fair value of the Statewide loan portfolio at $110.4 million, which represents the expected cash flows from the portfolio discounted at market-based rates. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”); and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is referred to as the “nonaccretable difference.” The nonaccretable difference represents an estimate of the credit risk in the Statewide loan portfolio at the acquisition date. We estimated the cash flows expected to be collected by using credit risk, interest rate risk, and prepayment risk models, which incorporate our best estimate of current key assumptions, such as default rates, loss severity rates, and prepayment speeds. Under FASB ASC Topic 310-30, purchasers are permitted to aggregate acquired loans into one or more pools, provided that the loans have common risk characteristics. A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. At March 12, 2010, the undiscounted contractual cash flows for the Covered Loans were $183.0 million. At March 12, 2010, the undiscounted estimated cash flows not expected to be collected for the Covered Loans were $61.5 million and the accretable yield was $11.1 million.

At March 12, 2010, the weighted average remaining contractual life of the Covered Loans was 3.3 years.

Over the life of the Covered Loans, the Company will continue to estimate cash flows expected to be collected on individual loans or on pools of loans sharing common risk characteristics. The Company will evaluate whether the present value of Covered Loans has decreased and if so, a provision for loan loss will be recognized. For any increases in cash flows expected to be collected, the Company will adjust the amount of accretable yield recognized on a prospective basis over the remaining life of the applicable loan or pool of loans.

As part of the acquisition, we also established an FDIC loss share receivable, which represents the present value of the estimated losses on Covered Assets expected to be reimbursed by the FDIC. The estimated losses were based on the same cash flow estimates used in determining the fair value of the Covered Assets. The FDIC loss share receivable will be reduced as losses are recognized on Covered Assets and loss sharing payments are received from the FDIC. Realized losses in excess of acquisition date estimates will result in an increase in the FDIC loss share receivable. Conversely, if realized losses are less than acquisition date estimates, the FDIC loss share receivable will be reduced.

The FDIC loss share receivable will continue to be measured on the same basis as the related Covered Loans. Because the Covered Loans are subject to the accounting prescribed by ASC Topic 310, subsequent changes to the basis of the FDIC loss share receivable will also follow that model. Deterioration in the credit quality of the loans (immediately recorded as an adjustment to the allowance for loan losses) would immediately increase the basis of the FDIC loss share receivable, with the offset recorded through the consolidated statement of income. Increases in the credit quality or cash flows of loans (reflected as an adjustment to yield accreted into income over the remaining life of the loans) decrease the basis of the FDIC loss share receivable, with such decrease being accreted into income over 1) the same period or 2) the life of the loss sharing agreements, whichever is shorter. Loss assumptions used in the basis of the Covered Loans are consistent with the loss assumptions used to measure the FDIC loss share receivable.

There were $14.2 million in Covered Loans that were delinquent at March 12, 2010. Of the delinquent loans, $12.5 million were greater than 90 days delinquent at such date.

A summary of the Covered Loans acquired in the Statewide acquisition as of March 12, 2010 and the related fair value adjustment follows:

(dollars in thousands)	Loan Balances	Fair Value Adjustment	Fair Value
Real estate loans:
One- to four-family first mortgage	$36,499	$(9,412)	$27,087
Home equity loans and lines	3,307	(501)	2,806
Commercial real estate	59,375	(13,928)	45,447
Construction and land	34,134	(15,981)	18,153
Multi-family residential	3,821	—	3,821

Total real estate loans	137,136	(39,822)	97,314

Other loans:
Commercial	11,779	(3,395)	8,384
Consumer	8,101	(3,384)	4,717

Total other loans	19,880	(6,779)	13,101

Total Covered Loans	$157,016	$(46,601)	$110,415

Deposits

The Statewide acquisition provided deposits of $206.9 million at March 12, 2010. The following table presents a summary of the deposits assumed and the interest rates in effect at the acquisition date:

	March 12, 2010
(dollars in thousands)	Amount	Rate
Demand deposit	$14,877	—%
Savings	4,245	0.15
Money market	10,424	0.93
NOW	17,096	0.48
Certificates of deposit	159,234	2.19
Certificates of deposit fair value adjustment	1,049	—

Total deposits	$206,925

We estimate that the amortization expense of the core deposit intangible related to the deposits acquired in the Statewide acquisition will be $208,000 in the year ending December 31, 2010. See Note 6 of the Notes to the Statement of Assets Acquired and Liabilities Assumed included in Exhibit 99.2 hereto.

The scheduled maturities of certificates of deposit at the acquisition date are as follows:

(dollars in thousands)	Amount
3 months or less	$33,933
Over 3 months through 6 months	37,010
Over 6 months through 12 months	58,198
Over 12 months	30,093

Total deposits	$159,234

Borrowings

FHLB advances of $16.5 million assumed at March 12, 2010 in the Statewide acquisition consisted of term advances. $2,000,000 of the acquired FHLB advances matured in March 2010. The Company chose to repay the remaining advances during the quarter ended March 31, 2010 and incurred a prepayment penalty of $305,000 on the repayment, which equaled the fair value adjustment recorded on the advances.

Regulatory Capital

The acquisition has been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the March 12, 2010 acquisition date. Such fair values are preliminary estimates and are subject to adjustment for up to one year after the acquisition date. The application of the acquisition method of accounting resulted in goodwill of $426,000. A summary of the net liabilities assumed and the estimated fair value adjustments follows:

(dollars in thousands)	Acquired from the FDIC	Fair Value Adjustments		As recorded by Home Bank
Assets
Cash and cash equivalents	$11,569	$—		$11,569
Investment securities	24,974	—		24,974
Loans	157,016	(46,601	) (a)	110,415
Repossessed assets	2,545	(207	) (b)	2,338
Core deposit intangible	—	1,429	(c)	1,429
FDIC loss share receivable	—	34,422	(d)	34,422
Other assets	3,077	(64)		3,013

Total assets acquired	199,181	(11,021)		188,160
Liabilities
Interest-bearing deposits	191,014	1,049	(e)	192,063
Noninterest-bearing deposits	14,862	—		14,862
FHLB advances	16,519	305	(f)	16,824
Other liabilities	161	—		161

Total liabilities assumed	$222,556	$1,354		$223,910

Excess of liabilities assumed over assets acquired				35,750
Cash payment received from the FDIC				(35,324)

Total goodwill recorded				$426

(a)	The adjustment represents the write down of the book value of Statewide’s loans to their estimated fair value based on expected cash flows and includes an estimation of expected future loan losses.
(b)	The adjustment represents the write down of the book value of Statewide’s repossessed assets to their estimated fair value based on their appraised value, adjusted for costs to sell.
(c)	The adjustment represents the value of the core deposit base assumed in the acquisition. The core deposit intangible asset was recorded as an identifiable intangible asset and will be amortized on an accelerated basis over the average life of the deposit base, estimated to be ten years.
(d)	The adjustment is to record the fair value of the amount the Company estimates it will receive from the FDIC under its loss share agreements. The value of the receivable represents the fair value of expected cash flows as a result of future losses on Covered Assets.
(e)	The adjustment is to record the fair value of Statewide’s certificates of deposits based on current market rates. The fair value adjustment will be amortized to reduce interest expense over the expected life of the portfolio, which is estimated at 34 months.
(f)	The adjustment is to record the fair value of FHLB advances based on current market rates. The adjustment represents the Company’s costs incurred to extinguish the advances prior to their stated maturity.

The goodwill represents the excess of the estimated fair value of the liabilities assumed over the estimated fair value of the assets acquired (including cash payments received from the FDIC) and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer. As indicated previously, net liabilities of $35.8 million (cost basis) were transferred to the Bank in the Statewide acquisition, pursuant to which the FDIC made an initial cash payment to the Bank of $35.3 million.

The $426,000 in goodwill on the Statewide acquisition slightly decreased the Bank’s regulatory capital. The Bank’s total assets and risk-weighted assets also increased as a result of the Statewide acquisition.

The minimum regulatory capital requirements and the actual capital ratios for Home Bank as of March 31, 2010 are as follows:

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
(dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 (core) capital	$100,753	20.66%	$18,600	4.00%	$27,901	6.00%
Total risk-based capital	99,142	21.32	37,201	8.00	46,501	10.00
Tier 1 leverage capital	100,753	14.94	26,972	4.00	33,715	5.00
Tangible capital	100,753	14.94	10,114	1.50	N/A	N/A

OPERATING RESULTS AND CASH FLOWS

Statewide’s operations will be included in the Company’s operating results from March 12, 2010. The Company’s operating results are expected to reflect the benefit of the FDIC’s assistance with respect to losses on Covered Assets. A portion of the fair value adjustments related to the Covered Loans will be accreted to interest income as payments are received on the loans. The amount and timing of such discount accretion is dependent on our collection and loan workout efforts.

The Covered Loans acquired in the Statewide acquisition are, and will continue to be, subject to our internal and external credit review. If and when credit deterioration is noted subsequent to the March 12, 2010 acquisition date, such deterioration will be (and has been) measured through our loss reserving methodology and a provision for loan losses will be charged to earnings with a partially offsetting credit to non-interest income reflecting the increase in the FDIC loss share receivable.

The extent to which the Company’s operating results may be adversely affected by the acquired loans is offset to a significant extent by the loss sharing agreements and the related discounts reflected in the fair value of these assets at the acquisition date. In accordance with the provisions of FASB ASC Topic 310-30, the fair values of the acquired loans reflect an estimate of expected losses related to these loans. As a result, our operating results would only be adversely affected by loan losses to the extent that such losses exceed the expected losses reflected in the fair value of these assets at the acquisition date. FASB ASC Topic 805, Business Combinations, prohibits the carry-over or recognition of an allowance for loan losses under the acquisition method of accounting.

The loss sharing agreements will likely have a material impact on the cash flows and operating results of the Company in both the short-term and the long-term. In the short-term, it is likely that there will be a significant amount of the Covered Loans that will experience deterioration in payment performance, or will be determined to have inadequate collateral values to repay the loans. In such instances, the Company will likely no longer receive payments from the borrowers, which will impact cash flows. The loss sharing agreements will not fully offset the financial effects of such a situation. However, if a loan is subsequently charged off or written down after we exhaust our best efforts at collection, the loss sharing agreements are expected to cover a substantial portion of the loss associated with the Covered Loans.

The effects of the loss sharing agreements on cash flows and operating results in the long-term will be similar to the short-term effects described above. The long-term effects that we may experience will depend primarily on the ability of the borrowers whose loans are covered by the loss sharing agreements to make payments over time. As the loss sharing agreements are in effect for periods up to 10 years for residential loans and up to five years for non-residential loans, changing economic conditions will likely impact the timing of future charge-offs and the resulting reimbursements from the FDIC. The Company believes that any recapture of interest income and recognition of cash flows from the borrowers or received from the FDIC (as part of the FDIC loss share receivable) may be recognized unevenly over this period, as we exhaust our collection efforts under our normal practices. In addition, the Company recorded substantial fair value adjustments related to the purchase of these Covered Loans. A portion of these adjustments will be accretable to income over the life of the loans and will be dependent upon the timing and success of our collection efforts on the delinquent Covered Loans.

LIQUIDITY

We believe that our liquidity position was improved as a result of this transaction. At the March 12, 2010 acquisition date, we acquired $11.6 million in cash and cash equivalents, excluding the $35.3 million cash payment received from the FDIC to consummate the acquisition, and $25.0 million in investment securities, all of which have been classified as available for sale. The acquired cash will be used to manage deposit flows, to originate loans, and for operating cash needs.

Forward-Looking Information

This Report on Form 8-K/A contains certain forward-looking information about the Company and its subsidiaries, which statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied by, or projected by, such forward-looking statements. A discussion of risks, uncertainties, and other factors that could cause actual results to differ materially from management’s expectations is set forth under (a) Part I: Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The following financial statements are attached hereto as Exhibit 99.2 and incorporated by reference into this Item 9.01(a):

•	Report of Independent Registered Public Accounting Firm;

•	Statement of Assets Acquired and Liabilities Assumed at March 12, 2010; and

•	Notes to Statement of Assets Acquired and Liabilities Assumed.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Porter Keadle Moore, LLP

99.2	Report of Independent Registered Public Accounting Firm Statement of Assets Acquired and Liabilities Assumed at March 12, 2010 Notes to Statement of Assets Acquired and Liabilities Assumed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOME BANCORP, INC.

May 28, 2010	By:	/S/ JOSEPH B. ZANCO
Joseph B. Zanco
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Porter Keadle Moore, LLP

99.2	Report of Independent Registered Public Accounting Firm Statement of Assets Acquired and Liabilities Assumed at March 12, 2010 Notes to Statement of Assets Acquired and Liabilities Assumed